UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2025

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On December 22, 2025, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Matthias Aydt (the “Purchaser”), pursuant to which the Company agreed to issue and sell one (1) share of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to the Purchaser for a purchase price of $100.00. The closing of the sale and purchase of the share of Series A Preferred Stock was completed on December 22, 2025.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series A Preferred Stock is set forth under Item 5.03 of this Current Report on Form 8-K.

Pursuant to the Purchase Agreement, the Purchaser has agreed to cast the votes represented by the share of Series A Preferred Stock on the Share Authorization Proposal (defined below) in the same proportion as shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise) on the Share Authorization Proposal; provided, that unless and until at least one-third (1/3rd) of the outstanding shares of Common Stock on the record date established for the meeting of stockholders at which the Share Authorization Proposal is presented are present in person or represented by proxy at such meeting, the Purchaser will not vote the share of Series A Preferred Stock on the Share Authorization Proposal. The “Share Authorization Proposal” means any proposal approved by the Company’s Board of Directors (the “Board”) and submitted to the stockholders of the Company to adopt an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized Class A Common Stock and Class B Common Stock.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Purchaser is an “accredited investor” and the offer and sale of the share of Series A Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 related to the Series A Certificate of Designation (as defined below) is incorporated into this Item 3.03 by reference. Prior to the issuance of the Series A Preferred Stock, stockholder approval of the Share Authorization Proposal required the affirmative approval of a majority of the voting power of the outstanding shares of Common Stock and shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). Following the issuance of the Series A Preferred Stock, stockholder approval of the Share Authorization Proposal requires affirmative approval from a majority of the voting power of the shares of Common Stock, Series B Preferred Stock and the share of Series A Preferred Stock, voting together as a single class. The Purchaser will cast the votes represented by the share of Series A Preferred Stock on the Share Authorization Proposal in a manner that mirrors the votes cast by holders of Common Stock on the Share Authorization Proposal. Prior to the issuance of the share of Series A Preferred Stock, abstentions and any other non-votes would have had the same effect as a vote against the Share Authorization Proposal. Following the issuance of the share of Series A Preferred Stock, abstentions and any other non-votes on the Share Authorization Proposal will still technically have the same effect as a vote against such proposal, but because the share of Series A Preferred Stock has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of Common Stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes will have no effect on the manner in which the Series A Preferred Stock votes are cast.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Preferences Designating the Series A Preferred Stock

On December 19, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation designates one (1) share of the Company’s preferred stock as Series A Preferred Stock, and establishes and designates the preferences, rights and limitations thereof. The Series A Certificate of Designation became effective upon filing. Pursuant to the Series A Certificate of Designation:

Convertibility. The share of Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The share of Series A Preferred Stock shall not be entitled to receive dividends.

Voting. The share of Series A Preferred Stock will have 7,000,000,000 votes, but has the right to vote only on the Share Authorization Proposal and until such time as the Share Authorization Proposal is approved by the stockholders, and will have no voting rights except (i) with respect to the Share Authorization Proposal in which its votes are cast for and against the Share Authorization Proposal in the same proportion as shares of Common Stock are voted for and against the Share Authorization Proposal (without regard to any shares of Common Stock that are not voted, whether due to abstentions, or otherwise not counted as votes for or against the Share Authorization Proposal) and (ii) unless the holders of one-third (1/3rd) of the outstanding shares of Common Stock as of the record date to be set by the Board are present, in person or by proxy, at the meeting of stockholders at which the Share Authorization Proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series A Preferred Stock will vote together with the Common Stock as a single class on the Share Authorization Proposal. The Series A Preferred Stock has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred Stock will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $100.00.

Transfer Restrictions. The Series A Preferred Stock may not be transferred at any time prior to stockholder approval of the Share Authorization Proposal without the prior written consent of the Board.

Redemption. The outstanding share of Series A Preferred Stock will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, upon the earlier of (i) any time such redemption is ordered by the Company’s Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of the Company of both Shareholder Proposals.

The foregoing summary of the Series A Certificate of Designation does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Series A Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, dated December 19, 2025 (included as Exhibit A to the Exhibit 10.1)
10.1	Purchase Agreement dated December 22, 2025, by and between the Company and Matthias Aydt.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: December 29, 2025	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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